Exhibit 10.1

BRAIN SCIENTIFIC INC.

CONVERTIBLE GRID PROMISSORY NOTE

Principal Amount: $125,000 in Advances	Date of Note: April 21, 2020

Brain Scientific Inc., a Nevada corporation (the “Company”), for value received, hereby promises to pay to Thomas J. Caleca or its permitted assigns or successors (the “Holder”), the principal amount of advances listed on Appendix A (the “Advances”), as amended from time to time, which shall be made by the Holder on the dates specified therein, in an amount of One Hundred Twenty Five Thousand Dollars ($125,000) in the aggregate, or so much thereof as has been advanced to the Company by the Holder from time to time hereunder, without demand, on the Maturity Date (as hereinafter defined). This Note shall bear interest on the unpaid balances at a fixed simple rate of twelve percent (12%) per annum (subject to rate increase if the Company commits an Event of Default), commencing on the date of the respective advance. Interest shall be computed based on a 360-day year of twelve 30-day months and shall be payable quarterly. Except as set forth in Section 8.1, payment of all principal and interest due shall be in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts at the time of payment.

The Company authorizes the Holder to endorse the date and amount of each loan advance and each payment on account of principal thereof on Appendix A, and when so endorsed, said Appendix A shall represent evidence of such loans and payments on account of principal thereof binding upon the Company in the absence of error. Any failure by the Holder to so endorse Appendix A shall in no way mitigate or discharge the obligation of the Company to repay any loans actually made by the Company to the Holder, or the obligation of the Holder to make the advances on the applicable advance date.

1. Definitions.

1.1 Definitions. The terms defined in this Section 1 whenever used in this Note shall have the respective meanings hereinafter specified.

“Applicable Laws” means any and all applicable foreign, federal, state and local statutes, laws, regulations, ordinances, policies, and rules or common law (whether now existing or hereafter enacted or promulgated), of any and all governmental authorities, agencies, departments, commissions, boards, courts, or instrumentalities of the United States, any state of the United States, any other nation, or any political subdivision of the United States, any state of the United States or any other nation, and all applicable judicial and administrative, regulatory or judicial decrees, judgments and orders, including common law rules and determinations.

“Common Stock” means the common stock, $0.001 per share, of the Company.

“Conversion Date” means any date of conversion of this Note pursuant to the terms hereof.

“Conversion Shares” means the Common Stock issued or issuable to the Holder upon the Conversion Date pursuant to Article 8.

“Event of Default” shall have the meaning set forth in Section 5.1.

“Holder” or “Holders” means the Person named above or any Person who shall thereafter become a recordholder of this Note in accordance with the terms hereof.

“Maturity Date” shall mean April 21, 2021.

“Note” means this Convertible Grid Promissory Note, including Appendix A hereto, as amended, modified or restated.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

2. GENERAL PROVISIONS.

2.1 Loss, Theft, Destruction of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount dated as of the date hereof. This Note shall be held and owned upon the express condition that the provisions of this Section 2.1 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Note and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

2.2 Prepayment; Redemption. This Note may not be prepaid by the Company in whole or in part without the prior written consent of the Holder.

3. STATUS; RESTRICTIONS ON TRANSFER.

3.1 Status of Note. This Note is a direct, general and unconditional obligation of the Company, and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. This Note does not confer upon the Holder any right to vote or to consent or to receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder.

3.2 Restrictions on Transferability. This Note has not been registered under the Securities Act, or under any state securities or so-called “blue sky laws,” and may not be offered, sold, transferred, hypothecated or otherwise assigned except (a) pursuant to a registration statement with respect to such securities which is effective under the Securities Act or (b) upon receipt from counsel satisfactory to the Company of an opinion, which opinion is satisfactory in form and substance to the Company, to the effect that such securities may be offered, sold, transferred, hypothecated or otherwise assigned (i) pursuant to an available exemption from registration under the Securities Act and (ii) in accordance with all applicable state securities and so-called “blue sky laws.” The Holder agrees to be bound by such restrictions on transfer.

4. COVENANTS. In addition to the other covenants and agreements of the Company set forth in this Note, the Company covenants and agrees that so long as this Note shall be outstanding:

4.1 Payment of Note. The Company will punctually, according to the terms hereof, within ten (10) days after the Maturity Date, pay or cause to be paid all amounts due under this Note.

4.2 Notice of Default. If any one or more events occur which constitute or which, with the giving of notice or the lapse of time or both, would constitute an Event of Default or if the Holder shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Company will forthwith give notice to the Holder, specifying the nature and status of the Event of Default or other event or of such demand or action, as the case may be.

4.3 Compliance with Laws. The Company will comply in all material respects with all Applicable Laws, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

4.4 Use of Proceeds. The Company shall use the proceeds of this Note for general working capital.

5. REMEDIES.

5.1 Events of Default. “Event of Default” wherever used herein means any one of the following events:

(a) Default in the due and punctual payment of the principal of, or any other amount owing in respect of (including interest), this Note when and as the same shall become due and payable, subject to a ten (10) day cure period;

(b) Default in the performance or observance of any covenant or agreement of the Company in this Note (other than a covenant or agreement a default in the performance of which is specifically provided for elsewhere in this Section 5.1), and the continuance of such default for a period of 10 days after there has been given to the Company by the Holder a written notice specifying such default and requiring it to be remedied;

(c) The entry of a decree or order by a court having jurisdiction adjudging the Company as bankrupt or insolvent; or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 calendar days;

(d) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors;

(e) The Company seeks the appointment of a statutory manager or proposes in writing or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or any group or class thereof or files a petition for suspension of payments or other relief of debtors or a moratorium or statutory management is agreed or declared in respect of or affecting all or any material part of the indebtedness of the Company; or

(f) It becomes unlawful for the Company to perform or comply with its obligations under this Note.

5.2 Effects of Default. If an Event of Default occurs and is continuing, then and in every such case (a) the Holder may declare this Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Company shall pay to the Holder the outstanding principal amount of this Note plus all accrued and unpaid interest at a fixed simple rate of 15.99% per annum from the date of the Event of Default through the date the Note is paid in full and (b) the Company will pay the Holder’s reasonable costs of collection including court costs and reasonable attorney’s fees.

5.3 Remedies Not Waived; Exercise of Remedies. No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder. No failure or delay by the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

6. [INTENTIONALLY OMITTED].

7. MISCELLANEOUS.

7.1 Severability. If any provision of this Note shall be held to be invalid or unenforceable, in whole or in part, neither the validity nor the enforceability of the remainder hereof shall in any way be affected.

7.2 Notice. Where this Note provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (a) delivered personally, (b) sent by certified, registered or express mail, postage prepaid or (c) sent by facsimile or other electronic transmission, and shall be deemed given when so delivered personally, sent by facsimile or other electronic transmission (confirmed in writing) or mailed. Notices shall be addressed, if to Holder, to its address as set forth in the books and records of the Company from time to time or, if to the Company, to its principal office.

7.3 Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

7.4 Forum. The Holder and the Company hereby agree that any dispute which may arise out of or in connection with this Note shall be adjudicated before a court of competent jurisdiction in the State of New York and they hereby submit to the exclusive jurisdiction of the federal or state courts of the State of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, with respect to any action or legal proceeding commenced by either of them and hereby irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum.

7.5 Headings. The headings of the Articles and Sections of this Note are inserted for convenience only and do not constitute a part of this Note.

7.6 Amendments. This Note may be amended or waived only with the written consent of the Company and the Holder.

7.7 No Recourse Against Others. The obligations of the Company under this Note are solely obligations of the Company and no officer, employee or stockholder shall be liable for any failure by the Company to pay amounts on this Note when due or perform any other obligation.

7.8 Assignment; Binding Effect. This Note may be assigned by the Company only with the prior written consent of the Holder. This Note shall be binding upon and inure to the benefit of both parties hereto and their respective permitted successors and assigns.

8. CONVERSION OF NOTE.

8.1 Conversion.

(a) Conversion.

(i) The Holder, at any time prior to the Maturity Date, may from time to time at its option elect to convert any or all of the outstanding principal and accrued and unpaid interest under this Note (the “Outstanding Balance”) into such number of shares of Common Stock obtained by dividing such amount of the Outstanding Balance by $1.00. Any such conversion shall first be applied to accrued and unpaid interest and then to outstanding principal.

(ii) At the Maturity Date, all of the remaining Outstanding Balance, if any, shall convert, without any further action of the Holder or the Company, into such number of shares of Common Stock obtained by dividing the Outstanding Balance by $1.00

(b) Cancellation. Upon and as of a Conversion Date, this Note (to the extent of such conversion) will be cancelled on the books and records of the Company and shall represent the right to receive the Conversion Shares.

8.2 Delivery of Securities Upon Conversion.

(a) As soon as is practicable after a Conversion Date, the Company shall deliver to the Holder a certificate or certificates evidencing the Conversion Shares issuable to the Holder.

(b) The issuance of certificates for Conversion Shares upon conversion of this Note shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of securities. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Conversion Shares so issued upon such conversion shall be validly issued, fully paid and nonassessable.

8.3 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon conversion of this Note. If any conversion of this Note would create a fractional share or a right to acquire a fractional share, the Company shall round to the nearest whole number; provided that in no event shall the Company be required to issue in excess of one (1) share of Common Stock in the aggregate pursuant to the terms of this Section 8.3.

8.4 Capital Adjustments. In the event that the Common Stock are subject to any stock dividend, stock split, combination or exchange of shares, merger, amalgamation, arrangement, reverse merger, reverse take-over, consolidation, spin-off, or other distribution (other than normal cash dividends) of the Corporation’s assets to shareholders, or any other change in the capital of the Corporation affecting the Common Stock, the number of shares of Common Stock which are the subject of being converted under this Note and the conversion price therefore shall be likewise adjusted in order to reflect the change (for the purpose of preserving the value of the conversion).

9. REPRESENTATIONS AND WARRANTIES.

9.1 Representations and Warranties of Holder. The Holder hereby represent, warrant and acknowledge to the Company that:

(a) It has taken all action required to authorize and execute this Note and the carrying out of its provisions, including the due authorization by the its Board of Directors, and this Note is a binding obligation of the Holder enforceable in accordance with its terms.

(b) Neither the execution and delivery of this Note, nor the consummation by the Holder of any of the transactions contemplated hereby, will result in a breach of any applicable statute or regulation, or of any administrative or court order or decree; nor will such compliance conflict with or result in the breach of any term, provision, covenant or condition of any agreement or other instrument to which the Holder is a party or by which it may be bound, or, which with the giving of notice or lapse of time, or both, constitute an event of default thereunder.

(c)  (i) It have been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company, this Note and the Conversion Shares; (ii) its investment in restricted securities is reasonable in relation to its net worth; (iii) it has experience in investments in restricted and publicly traded securities, and it have experience in investments in speculative securities and other investments that involve the risk of loss of investment; (iv) an investment in this Note and the Conversion Shares is speculative and involves the risk of loss and it has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors; (v) it can afford the risk of loss of its entire investment in the Company; and (vi) it is an accredited investor, as that term is defined in Regulation D promulgated under the Securities Act.

9.2 Representations and Warranties of the Company. The Company hereby represent, warrant and acknowledge to the Holder that:

(a) It has taken all action required to authorize and execute this Note and the carrying out of its provisions, including the due authorization by the its Board of Directors, and this Note is a binding obligation of the Company enforceable in accordance with its terms.

(b) Neither the execution and delivery of this Note, nor the consummation by the Company of any of the transactions contemplated hereby, will result in a breach of any applicable statute or regulation, or of any administrative or court order or decree; nor will such compliance conflict with or result in the breach of any term, provision, covenant or condition of any agreement or other instrument to which the Company is a party or by which it may be bound, or, which with the giving of notice or lapse of time, or both, constitute an event of default thereunder.

10. REGISTRATION RIGHTS.

10.1 Commencing on the date hereof, the Holder shall have “piggy back” registration rights with respect to the Conversion Shares and any and all other shares of Common Stock owned by the Holder as of the date hereof (as such, the “Registrable Securities”). The Company shall advise the Holder or its permitted transferees, by written notice at least 30 days prior to the filing of any registration statement or post-effective amendment thereto under the Securities Act covering any securities of the Company, for its own account or for the account of others (other than a registration statement on Form S-4 or S-8 or any successor forms thereto), and will, upon the request of the Holder, include in any such post-effective amendment or registration statement, such information as may be required to permit a public offering of, all or any of the Registrable Securities. The Company shall supply prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its reasonable efforts to register and qualify any of the Registrable Securities for sale in such states as such Holder designates, provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action, and do any and all other acts and things which may be reasonably necessary or desirable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities (it being understood that the Company, in its sole discretion, has the right not to request acceleration of effectiveness of any such registration statement). The Holder shall promptly furnish all necessary information requested by the Company in connection with said registration statement. The Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Holder of Registrable Securities requested to be included in the registration statement. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advises the Company or the Holder of Registrable Securities that the total amount of securities which they intend to include in such offering is such as to adversely affect the success of such offering, then the amount of securities to be offered for the accounts of Holder of Registrable Securities shall be eliminated, reduced, or limited to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, if any, recommended by such managing underwriter or underwriters (which reduction or elimination shall be pro rata with the reduction of, or consistent with the elimination of, all securities of other selling securityholders in the registration statement) and shall be subject to (i) the number of securities which the Company proposes to offer and sell for its own account in such offering and (ii) any other registration rights granted to other shareholders or securityholders of the Company that are in effect on the date thereof (any such reduction or limitation in the total amount of Registrable Securities to be included in such offering to be borne by the Holder of Registrable Securities proposed to be included therein pro rata). The Holder will be responsible for and shall pay its own legal fees and expenses and any underwriting discounts and commissions and non-accountable expense allowances on the securities sold by such Holder and shall not be responsible for any other expenses of such registration.

10.2 Notwithstanding anything contained herein to the contrary, a Registrable Security shall cease to be Registrable Security (and the piggy-back registration rights set forth in this Section 10 shall not apply) for so long as (a) a registration statement with respect to the sale of such Registrable Securities is declared effective by the Securities and Exchange Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective registration statement, (b) such Registrable Securities have been previously sold by the Holder in accordance with Rule 144 promulgated under the Securities Act, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 or other exemption from registration as set forth in a written opinion letter of counsel to the Company to such effect, addressed, delivered and acceptable to the transfer agent of the Company and the Holder.

Signature on the Following Page

In Witness Whereof, the parties hereto have caused this Note to be signed by its duly authorized officers on the date hereinabove written.

Brain Scientific Inc.

By:	/s/ Boris Goldstein
Name:	Boris Goldstein
Title:	Chairman of the Board

Holder:

/s/ Thomas J. Caleca
Name:	Thomas J. Caleca

Signature Page to Convertible Grid Promissory Note

APPENDIX A

Attached to and forming part of a

Convertible Grid Promissory Note from Brain Scientific Inc., as Borrower

And Thomas J. Caleca, as Holder,

Dated April 21, 2020

DATE	AMOUNT ADVANCED	AMOUNT REPAID	OUTSTANDING PRINCIPAL BALANCE	NOTATION BY
April 21, 2020	$25,000		$25,000
May 12, 2020	$25,000		$50,000
June 5, 2020	$25,000		$75,000
June 30, 2020	$25,000		$100,000
July 21, 2020	$25,000		$125,000

Signature Page to Convertible Grid Promissory Note